Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Union Street Trust II: Fidelity Municipal Money Market Fund, of our report dated October 12, 2006, on the financial statements and financial highlights included in the August 31, 2006 Annual Report to Shareholders of Fidelity Union Street Trust II: Fidelity Municipal Money Market Fund.

We also consent to the incorporation by reference in the Registration Statement of our report dated January 18, 2007 on the financial statements and financial highlights included in the November 30, 2006 Annual Report to Shareholders of Fidelity Court Street Trust: Fidelity Florida Municipal Money Market Fund.

We further consent to the references to our Firm under the headings "Experts" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information for Fidelity Union Street Trust II: Fidelity Municipal Money Market Fund and Fidelity Court Street Trust II: Fidelity Florida Municipal Money Market Fund, which are also incorporated by reference into the Proxy/Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
June 8, 2007